Household Consumer Loan Trust, 1997-2
Series 1997-2 Owner Trust Calculations
Due Period Ending	Dec 31, 2002
Payment Date	Jan 15, 2003

Calculation of Interest Expense

Index (LIBOR)	1.420000%
Accrual end date, accrual beginning date and days in Interest Period	Jan 15, 2003	Dec 16, 2002	30
	Class A-1	Class A-2	Class A-3	Class B	Certificates	Overcoll Amount
Beginning Unpaid Principal Balance	136,159,410	28,814,984	34,054,072	22,266,124	18,336,808	22,323,001
Previously unpaid interest/yield	0.00	0.00	0.00	0.00	0.00
Spread to index	0.18%	0.29%	0.40%	0.65%	1.00%
Rate (capped at 12.5%, 14%, 14%, 14%, 15%)	1.600000%	1.710000%	1.820000%	2.070000%	2.420000%
Interest/Yield Payable on the Principal Balance	181,546	41,061	51,649	38,409	36,979
Interest on previously unpaid interest/yield	0	0	0	0	0
Interest/Yield Due	181,546	41,061	51,649	38,409	36,979
Interest/Yield Paid	181,546	41,061	51,649	38,409	36,979

Summary

Beginning Security Balance	136,159,410	28,814,984	34,054,072	22,266,124	18,336,808	22,323,001
Beginning Adjusted Balance	136,159,410	28,814,984	34,054,072	22,266,124	18,336,808
Principal Paid	6,232,500	1,318,901	1,558,701	1,019,150	839,300	1,076,027
Ending Security Balance	129,926,910	27,496,083	32,495,371	21,246,973	17,497,507	21,301,547
Ending Adjusted Balance	129,926,910	27,496,083	32,495,371	21,246,973	17,497,507
Ending Certificate Balance as % Participation Interest Invested Amount					0
Targeted Balance	129,981,484	27,496,083	32,495,371	21,246,973	17,497,507
Minimum Adjusted Balance		16,000,000	30,000,000	19,000,000	14,000,000	17,000,000
Certificate Minimum Balance					2,524,890
Ending OC Amount as Holdback Amount						3,720,337
Ending OC Amount as Accelerated Prin Pmts						17,581,210

Beginning Net Charge offs	0.00	0.00	0.00	0.00	0.00	0.00
Reversals	0.00	0.00	0.00	0.00	0.00	0.00
Charge offs	0.00	0.00	0.00	0.00	0.00	0.00
Ending Net Charge Offs	0.00	0.00	0.00	0.00	0.00	0.00

Interest/Yield Paid per $1000	$0.1990635	$0.8554448	$0.5738742	$0.6738432	$0.8804579
Principal Paid per $1000	$6.8338813	$27.4770954	$17.3188964	$17.8798325	$19.9833419